FORM OF

                          LEHMAN BROTHERS INCOME FUNDS
                             SUB-ADVISORY AGREEMENT

                                   SCHEDULE A

                     SERIES OF LEHMAN BROTHERS INCOME FUNDS


Lehman Brothers California Tax-Free Money Fund

Lehman Brothers Core Bond Fund

Lehman Brothers Core Plus Bond Fund

Lehman Brothers New York Municipal Money Fund



Date:

                                     FORM OF

                          LEHMAN BROTHERS INCOME FUNDS
                             SUB-ADVISORY AGREEMENT

                                   SCHEDULE B

                              RATE OF COMPENSATION


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FUND                                                    RATE OF COMPENSATION
                                                        BASED ON EACH FUND'S
                                                        AVERAGE DAILY NET
                                                        ASSETS

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Lehman Brothers California Tax-Free Money Fund          0.03%

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Lehman Brothers Core Bond Fund                          0.15%

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Lehman Brothers Core Plus Bond Fund                     0.05%

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Lehman Brothers New York Municipal Money Fund           0.03%

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Date: